Exhibit 23-1.a



                  CONSENT OF COUNSEL


     As Senior Vice President-Corporate Services and
Secretary of Great Plains Energy Incorporated, I have reviewed the statements as to matters of law and legal conclusions in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and consent to the incorporation by reference of such statements in the Company's previously-filed Form S-3 Registration
Statement (Registration No. 33-51799) and Form S-8
Registration Statements (Registration No. 33-45618 and
Registration No. 333-32636).



                          /s/Jeanie Sell Latz
                          Jeanie Sell Latz


Kansas City, Missouri
February 26, 2002